Exhibit 99.1

National Bank Holdings Corporation announces agreement to acquire

Bank of Jackson Hole with operations in Jackson Hole and Boise

Strategic acquisition serves to accelerate growth in the fast-growing Rocky Mountain Region

●	Pro Forma NBHC $8.8 billion in total assets and $7.7 billion in total deposits
●	Expansion in fast-growing and attractive Rocky Mountain region
●	Positioned for growth with strong focus on commercial and business banking clients
●	Addition of favorable Wyoming-domiciled trust business

DENVER, April 1, 2022 – National Bank Holdings Corporation (NYSE: NBHC, “NBH” or the “Company”), the holding company for NBH Bank, today announced the signing of a definitive merger agreement to acquire Bancshares of Jackson Hole Incorporated (“BOJH”), the holding company for Bank of Jackson Hole with operations in Jackson Hole, Wyoming and Boise, Idaho. Upon completion of the transaction, NBHC will have approximately $8.8 billion in pro forma assets and $7.7 billion in total deposits, and becomes the #2 ranked bank by deposits in Teton County, Wyoming.

Founded in 1982, BOJH is a full service community bank with a Wyoming-domiciled trust business. BOJH had $623.4 million in assets under management as of December 31, 2021. Additionally, BOJH had $1.6 billion in assets, $1.5 billion in deposits, $1.0 billion in loans, and 12 banking centers as of December 31, 2021.

“We are pleased to welcome a high quality franchise with strong ties to their communities into the NBH family,” said Tim Laney, Chairman, President and CEO of National Bank Holdings Corporation. “Bank of Jackson Hole brings a successful trust business, a deep commitment to the local community and exceptional client service. Together our organizations will offer expanded banking services for our clients, enhanced career opportunities for our associates, and a strong commitment to making a difference in the communities we serve. By gaining entry into the fast-growing Jackson Hole and Boise markets, we strengthen our position as the premier Rocky Mountain regional bank focused on commercial and business banking.”

Upon the closing of the transaction, Pete Lawton, Chairman and CEO of Bank of Jackson Hole will continue to lead the bank in Wyoming and serve in a strategic leadership role at NBH Bank.

“We are excited about this new chapter for Bank of Jackson Hole,” stated BOJH CEO Pete Lawton. “NBH Bank offers growth opportunities for our institution and will strengthen our ability to support the communities we serve,” he went on to note.

Under the terms of the agreement, BOJH shareholders will receive approximately $53.0 million of cash consideration and approximately 4.4 million shares of NBH common stock, subject to certain potential adjustments. The transaction has a value of $230.0 million in the aggregate, based on NBH’s closing price of $40.28 on March 31, 2022.

"The growth potential in the next few years for BOJH is remarkable,” shared Tom Biolchini, President of Bancshares of Jackson Hole Incorporated. “Finding the right partner who shares our values and corporate culture was essential in helping us achieve BOJH’s goals. Our family is elated that we found that partnership in NBH."

The proposed transaction, has been approved by the organizations’ respective boards of directors, and is subject to the approval of BOJH’s shareholders, regulatory approval, and other customary closing conditions. NBH Bank expects to close the proposed transaction during the second half of 2022.

NBH Bank has a strong history of supporting the communities it serves. Since 2016, the NBH Bank Do More Charity Challenge® event has raised nearly $1.5 million to support local non-profits. The NBH Charitable Foundation, formed in 2019, is committed to helping people find meaningful work, affordable housing, and financial freedom. In 2021, NBH Bank was recognized again in Fortune’s 100 Fastest Growing Companies and among the top public companies for shareholder value creation. Newsweek named us the #1 best small bank in Colorado for 2021, and Bank Director ranked us #9 in the Best Small Regional Banks for 2022.

BofA Securities served as financial advisor and Squire Patton Boggs (US) LLP served as legal counsel to National Bank Holdings Corporation. D.A. Davidson & Co. served as financial advisor, and Fenimore Kay Harrison LLP served as legal counsel to Bancshares of Jackson Hole Incorporated.

Conference Call

Management will host a conference call to review the merger at 11:30 a.m. Eastern Time on Friday, April 1, 2022. Interested parties may listen to this call by dialing (800) 289-0720 using the confirmation code of 9772123 or asking for the National Bank Holdings Corporation Conference Call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through April 6, 2022 by dialing (888) 203-1112 using the Confirmation Code of 9772123.

About National Bank Holding Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 81 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah and New Mexico. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; and in Texas, Utah and New Mexico, Hillcrest Bank and Hillcrest Bank Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

About Bank of Jackson Hole (BoJH):

More Than a Branch, Our Roots Are Decades Deep. Since 1982, BoJH has stayed true to the formula that has made a successful community bank. Banking with BoJH offers customers the benefits of community expertise, management and ownership, along with quick and professional customer service and state-of-the-art technology for all banking needs. With nine branches and 14 strategically located ATMs, our customers can be assisted wherever is closest to home or simply on the way. Trust & Wealth Partners and Private Banking services round out the offerings at BoJH to provide a full-range financial relationship.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as "anticipate," "believe," "can," "would," "should," "could," "may," "predict," "seek," "potential," "will," "estimate," "target," "plan," "project," "continuing," "ongoing," "expect," "intend" or similar expressions that relate to the Company's strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the "Risk Factors" referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to obtain regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the NBH and BoJH businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction, ability to execute our business strategy; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our position; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.